Exhibit 99.1

ROYALTY PHARMA REPORTS FIRST QUARTER 2025 RESULTS

•	Portfolio Receipts growth of 17% to $839 million; Royalty Receipts growth of 12%
•	Net cash provided by operating activities of $596 million
•	Raised full year 2025 guidance: Portfolio Receipts expected to be $2,975 to $3,125 million

NEW YORK, NY, May 8th, 2025 - Royalty Pharma plc (Nasdaq: RPRX) today reported financial results for the first quarter of 2025 and raised full year 2025 guidance for Portfolio Receipts.

“Our business momentum continued in the first quarter of 2025 as we delivered double-digit growth in Portfolio Receipts and raised our financial guidance,” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “Guided by our dynamic capital allocation framework, we repurchased over $700 million of our Class A ordinary shares given our attractive outlook, we expanded our development-stage portfolio with an R&D funding partnership with Biogen and we again increased our quarterly dividend. Looking ahead, we have strong fundamental tailwinds underpinning our business with a robust deal pipeline and we remain on track to acquire our external manager in the second quarter. We plan to share further details on our attractive long-term outlook at our upcoming Investor Day in September.”

Double-digit growth in Royalty Receipts and Portfolio Receipts

•	Royalty Receipts grew 12% to $788 million, primarily driven by strong performance from the cystic fibrosis franchise, Trelegy and Xtandi.
•	Portfolio Receipts increased by 17% to $839 million.

Significant repurchase activity under recently announced $3 billion authorization

•	Repurchased 23 million Class A ordinary shares for $723 million guided by dynamic capital allocation framework.
•	Capital Deployment of $101 million; entered into Phase 3 R&D funding collaboration for Biogen’s litifilimab.
•	Increased quarterly dividend by approximately 5%.

Positive clinical and regulatory updates across royalty portfolio

•	Johnson & Johnson’s Tremfya received FDA and EC approval in Crohn’s disease, EC approval in ulcerative colitis.
•	Positive Phase 3 results for Emalex’s ecopipam in Tourette syndrome.
•	Roche to initiate a Phase 3 program for trontinemab in Alzheimer’s disease later this year.

Raised financial guidance for full year 2025 (excludes contribution from future transactions)

•	Royalty Pharma expects 2025 Portfolio Receipts to be between $2,975 million and $3,125 million, representing expected growth of 6% to 12%.
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The company expects to update 2025 guidance for payments and operating and professional costs and interest paid after the closing of the internalization transaction, which is expected in the second quarter of 2025.

Financial & Liquidity Summary

	Three Months Ended March 31,
	(unaudited)
($ and shares in millions)	2025	2024	Change
Portfolio Receipts	839	717	17%
Net cash provided by operating activities	596	665	(10)%
Adjusted EBITDA (non-GAAP)*	738	656	12%
Portfolio Cash Flow (non-GAAP)*	611	584	5%
Weighted average Class A ordinary shares outstanding - diluted	578	597	(3)%

* See “Liquidity and Capital Resources” section. Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures calculated in accordance with the credit agreement.

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Portfolio Receipts Highlights

			Three Months Ended March 31,
			(unaudited)
($ in millions)			2025	2024	Change
Products:	Marketers:	Therapeutic Area:
Cystic fibrosis franchise	Vertex	Rare disease	250	218	14%
Trelegy	GSK	Respiratory	85	71	21%
Tysabri	Biogen	Neuroscience	61	69	(12)%
Evrysdi	Roche	Rare disease	53	45	17%
Xtandi	Pfizer, Astellas	Cancer	52	41	28%
Imbruvica	AbbVie, J&J	Cancer	46	50	(8)%
Promacta	Novartis	Hematology	44	43	4%
Tremfya	Johnson & Johnson	Immunology	36	36	(1)%
Cabometyx/Cometriq	Exelixis, Ipsen, Takeda	Cancer	21	18	16%
Spinraza	Biogen	Rare disease	13	7	95%
Trodelvy	Gilead	Cancer	13	10	23%
Erleada	Johnson & Johnson	Cancer	11	9	21%
Other products(5)			105	88	19%

Royalty Receipts			788	705	12%
Milestones and other contractual receipts			51	12	309%

Portfolio Receipts			839	717	17%

Amounts shown in the table may not add due to rounding.

Royalty Receipts was $788 million in the first quarter of 2025, an increase of 12% compared to $705 million in the first quarter of 2024. The increase was primarily driven by strong growth from the cystic fibrosis franchise, Trelegy and Xtandi, as well as royalties from the 2024 launch of Voranigo.

Portfolio Receipts was $839 million in the first quarter of 2025, an increase of 17% compared to $717 million in the first quarter of 2024, primarily driven by the same Royalty Receipts increases noted above and a milestone payment of $27 million related to Airsupra.

Liquidity and Capital Resources

Royalty Pharma’s liquidity and capital resources are summarized below:

As of March 31, 2025, Royalty Pharma had cash and cash equivalents of $1.1 billion and total debt with principal value of $7.8 billion.

In January 2025, Royalty Pharma completed the sale of the MorphoSys Development Funding Bonds for $511 million in upfront cash. This payment, combined with quarterly repayments received prior to the sale, resulted in total cash proceeds of $530 million on the $300 million investment that was made in September 2022. The proceeds provide added flexibility to pursue the company’s dynamic capital allocation strategy.

In January 2025, Royalty Pharma announced a new share repurchase program under which it may repurchase up to $3.0 billion of its Class A ordinary shares. During the first quarter of 2025, Royalty Pharma repurchased approximately 23 million Class A ordinary shares for $723 million. During the first quarter of 2024, Royalty Pharma did not repurchase any Class A ordinary shares. The weighted-average number of diluted Class A ordinary shares outstanding for the first quarter of 2025 was 578 million as compared to 597 million for the first quarter of 2024.

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Liquidity Summary

	Three Months Ended March 31,
	(unaudited)
($ in millions)	2025	2024
Portfolio Receipts	839	717
Payments for operating and professional costs	(102)	(61)

Adjusted EBITDA (non-GAAP)	738	656
Interest paid, net	(127)	(73)

Portfolio Cash Flow (non-GAAP)	611	584

Amounts may not add due to rounding.

•

Adjusted EBITDA (non-GAAP) was $738 million in the first quarter of 2025. Adjusted EBITDA is calculated as Portfolio Receipts minus payments for operating and professional costs. Payments for operating and professional costs for the first quarter of 2025 included a $33 million one-time payment related to the management fee on the sale of the MorphoSys Development Funding Bonds.

•

Portfolio Cash Flow (non-GAAP) was $611 million in the first quarter of 2025. Portfolio Cash Flow is calculated as Adjusted EBITDA minus interest paid or received, net. This measure reflects the cash generated by Royalty Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases, or utilized for other discretionary investments.

Refer to Table 4 for Royalty Pharma’s reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure, net cash provided by operating activities.

Capital Deployment reflects cash payments during the period for new and previously announced transactions. Capital Deployment was $101 million in the first quarter of 2025, consisting primarily of the upfront research and development (“R&D”) funding for litifilimab (discussed further below) and a milestone payment related to Trelegy.

In April 2025, Ferring Pharmaceuticals announced U.S. Food and Drug Administration (“FDA”) approval of a new manufacturing hub in Parsippany, NJ for Adstiladrin, its novel gene therapy for bladder cancer. The approval triggered a $200 million milestone payment that was paid in the second quarter of 2025 as part of the royalty agreement announced in 2023.

The table below details Capital Deployment by category:

Capital Deployment

	Three Months Ended March 31,
	(unaudited)
($ in millions)	2025	2024
Acquisitions of financial royalty assets	(1)	(86)
Development-stage funding payments	(51)	(1)
Milestone payments	(50)	—
Investments in equity method investees	—	(7)
Contributions from legacy non-controlling interests - R&D	0	0

Capital Deployment	(101)	(93)

Amounts may not add due to rounding.

Royalty Transactions

In February 2025, Royalty Pharma entered into an R&D funding arrangement with Biogen to provide up to $250 million over six quarters, including $50 million upfront for the development of litifilimab. Litifilimab is in Phase 3 development for the treatment of lupus. The announced transaction amount reflects the entire amount of capital committed for new transactions during the year, including potential future milestones.

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The information in this section should be read together with Royalty Pharma’s reports and documents filed with the SEC at www.sec.gov and the reader is also encouraged to review all other press releases and information available in the Investors section of Royalty Pharma’s website at www.royaltypharma.com.

Internalization Transaction

In January 2025, Royalty Pharma agreed to acquire its external manager, RP Management, LLC (the “Manager”) (press release). This transaction to simplify Royalty Pharma’s corporate structure is expected to result in multiple benefits for shareholders. On a financial basis, the acquisition is expected to reduce costs and enhance economic returns on investments. Specifically, the acquisition will generate cash savings of greater than $100 million in 2026, rising to greater than $175 million in 2030 and driving cumulative savings of greater than $1.6 billion over ten years. The acquisition also increases shareholder alignment, enhances corporate governance, ensures management continuity and simplifies Royalty Pharma’s corporate structure.

The total transaction value of approximately $1.1 billion(7) consists of approximately 24.5 million shares of Royalty Pharma equity that will vest over five to nine years, approximately $100 million in cash(8), and the assumption of $380 million of the Manager’s existing debt.

The closing of the internalization transaction is subject to shareholders’ approval of the issuance of the share consideration and other customary closing conditions, including required regulatory approvals. The shareholder meeting will take place on May 12, 2025 and the transaction is estimated to close during the second quarter of 2025.

Key Developments Relating to the Portfolio

The key developments related to Royalty Pharma’s royalty interests are discussed below based on disclosures from the marketers of the products.

Tremfya

In May 2025, Johnson & Johnson announced that the European Commission (“EC”) approved Tremfya for the treatment of adult patients with moderately to severely active Crohn’s disease.

In April 2025, Johnson & Johnson announced that the EC approved Tremfya for the treatment of adult patients with moderately to severely active ulcerative colitis.

In March 2025, Johnson & Johnson announced that the FDA approved Tremfya, which is now the first and only IL-23 offering both subcutaneous and intravenous induction options for the treatment of adults with moderately to severely active Crohn’s disease.

aficamten	In May 2025, Cytokinetics announced that the FDA has extended the Prescription Drug User Fee Act (PDUFA) action date for the New Drug Application for aficamten to December 26, 2025. The FDA notified Cytokinetics that additional time is required to conduct a full review of the company’s proposed Risk Evaluation and Mitigation Strategy (REMS). No additional clinical data or studies have been requested of Cytokinetics by the FDA.

Cobenfy	In April 2025, Bristol Myers Squibb announced that topline results from the Phase 3 ARISE trial evaluating Cobenfy as an adjunctive treatment to atypical antipsychotics in adults with schizophrenia did not reach the threshold for a statistically significant difference compared to placebo with an atypical antipsychotic for the primary endpoint of the change from baseline to Week 6 in the Positive and Negative Syndrome Scale (PANSS) total score.

Trodelvy	In April 2025, Gilead announced positive topline results from the Phase 3 Ascent-04/Keynote-D19 study, demonstrating that Trodelvy plus Keytruda significantly improved progression-free survival (“PFS”) compared to Keytruda and chemotherapy in patients with previously untreated PD-L1+ metastatic triple-negative breast cancer. Overall survival
(“OS”), a key secondary endpoint, was not mature at the time of the PFS primary analysis. However, there was an early trend in improvement for OS with Trodelvy plus Keytruda. Gilead will continue to monitor OS outcomes, with ongoing patient follow-up and further analyses.

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trontinemab	In April 2025, Roche announced that new trontinemab data continue to support rapid and deep, dose-dependent reduction of amyloid plaques in Phase 1b/2a Brainshuttle AD study. Roche expects to initiate a Phase 3 program for trontinemab later this year.

ecopipam	In February 2025, Emalex announced positive Phase 3 results for ecopipam in patients with Tourette syndrome. The study showed statistical significance between ecopipam and placebo for both the primary efficacy endpoint in pediatrics and the secondary efficacy endpoint in pediatrics and adults. Emalex will meet with the FDA and other global health authorities to discuss submission later this year of a New Drug Application (“NDA”).

Spinraza	In January 2025, Biogen announced that the FDA accepted the supplemental NDA and the European Medicines Agency validated the application for a higher dose regimen of Spinraza for spinal muscular atrophy.

TEV-‘749	In January 2025, Teva announced that TEV-’749 (olanzapine LAI) achieved Phase 3 targeted injections without PDSS (post-injection delirium/sedation syndrome), and the full safety presentation is expected in the second quarter of 2025.

2025 Financial Outlook

Royalty Pharma has provided guidance for full year 2025, excluding new transactions and borrowings announced after the date of this release, as follows:

	Provided May 8th, 2025	Previous
Portfolio Receipts	$2,975 million to $3,125 million (Growth of ~+6% to 12% year/year)	$2,900 million to $3,050 million (Growth of ~+4% to 9% year/year)

Payments for operating and professional costs	Approximately 10% of Portfolio Receipts	Approximately 10% of Portfolio Receipts

Interest paid	$260 million	$260 million

The above Portfolio Receipts guidance represents expected growth of 6% to 12% in 2025. Royalty Pharma’s full year 2025 guidance reflects a negligible estimated foreign exchange impact to Portfolio Receipts, assuming current foreign exchange rates prevail for the rest of 2025.

2025 guidance for payments for operating and professional costs and interest paid does not reflect the impact of the internalization transaction announced on January 10, 2025 and will be updated following the closing of the internalization transaction, which is expected in the second quarter of 2025.

Total interest paid is based on the semi-annual interest payment schedule of Royalty Pharma’s existing notes and is anticipated to be approximately $260 million in 2025. Interest paid in the third quarter of 2025 is anticipated to be $119 million. De minimis amounts are anticipated in the second and fourth quarter of 2025. These projections assume no additional debt financing in 2025, including no drawdown on the revolving credit facility. In the first quarter of 2025, Royalty Pharma collected interest of $12 million on its cash and cash equivalents, which partially offset interest paid.

Royalty Pharma today provides this guidance based on its most up-to-date view of its prospects. This guidance assumes no major unforeseen adverse events or changes in foreign exchange rates and excludes the contributions from transactions announced subsequent to the date of this press release.

Financial Results Call

Royalty Pharma will host a conference call and simultaneous webcast to discuss its first quarter 2025 results today at 8:30 a.m., Eastern Time. Please visit the “Investors” page of the company’s website at https://www.royaltypharma.com/investors/events to obtain conference call information and to view the live webcast. A replay of the conference call and webcast will be archived on the company’s website for at least 30 days.

About Royalty Pharma plc

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology

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companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 35 commercial products, including Vertex’s Trikafta, GSK’s Trelegy, Roche’s Evrysdi, Johnson & Johnson’s Tremfya, Biogen’s Tysabri and Spinraza, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Novartis’ Promacta, Pfizer’s Nurtec ODT and Gilead’s Trodelvy, and 15 development-stage product candidates.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth and plans for capital deployment, plus the benefits of the internalization transaction, including expected accretion, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Portfolio Receipts

Portfolio Receipts is a key performance metric that represents Royalty Pharma’s ability to generate cash from Royalty Pharma’s portfolio investments, the primary source of capital that is deployed to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma.

Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to legacy non-controlling interests, that are attributed to Royalty Pharma. Portfolio Receipts does not include royalty receipts and milestones

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and other contractual receipts that were received on an accelerated basis under the terms of the agreement governing the receipt or payment. Portfolio Receipts also does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, both of which are not central to Royalty Pharma’s fundamental business strategy.

Portfolio Receipts is calculated as the sum of the following line items from Royalty Pharma’s GAAP condensed consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests - Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to the Legacy Investors Partnerships.

Use of Non-GAAP Measures

Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures that exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. Management believes that Adjusted EBITDA and Portfolio Cash Flow are important non-GAAP measures used to analyze liquidity because they are key components of certain material covenants contained within Royalty Pharma’s credit agreement. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted EBITDA and Portfolio Cash Flow may not be the same as similar measures used by other companies or analysts. These non-GAAP liquidity measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP.

The definitions of Adjusted EBITDA and Portfolio Cash Flow used by Royalty Pharma are the same as the definitions in the credit agreement. Noncompliance with the interest coverage ratio, leverage ratio and Portfolio Cash Flow ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA and Portfolio Cash Flow are critical to the assessment of Royalty Pharma’s liquidity.

Adjusted EBITDA and Portfolio Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Management uses Adjusted EBITDA and Portfolio Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, debt repayments, dividends and other discretionary investments. Further, these non-GAAP liquidity measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.

The company has provided reconciliations of these non-GAAP liquidity measures to the most directly comparable GAAP financial measure, being net cash provided by operating activities in Table 4.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com

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Royalty Pharma plc

Condensed Consolidated Statements of Operations (unaudited)

Table 1

	Three Months Ended March 31,
($ in millions)	2025	2024
Income and other revenues
Income from financial royalty assets	539	542
Other royalty income and revenues	29	26

Total income and other revenues	568	568

Operating (income)/expense
Provision for changes in expected cash flows from financial royalty assets	(127)	584
Research and development funding expense	51	1
General and administrative expenses	111	58

Total operating expense, net	34	642

Operating income/(loss)	534	(74)

Other (income)/expense
Equity in (earnings)/losses of equity method investees	(6)	14
Interest expense	65	44
Other expense/(income), net	42	(128)

Total other expense/(income), net	101	(70)

Consolidated net income/(loss) before tax	433	(4)

Income tax expense	—	—
Consolidated net income/(loss)	433	(4)
Net income/(loss) attributable to non-controlling interests	195	(9)

Net income attributable to Royalty Pharma plc	238	5

Amounts may not add due to rounding.

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Royalty Pharma plc

Selected Balance Sheet Data (unaudited)

Table 2

($ in millions)	As of March 31, 2025	As of December 31, 2024
Cash and cash equivalents	1,088	929
Total current and non-current financial royalty assets, net	15,749	15,911
Total assets	17,608	18,223
Current portion of long-term debt	999	998
Long-term debt, net of current portion	6,619	6,615
Total liabilities	7,820	7,880
Total shareholders’ equity	9,789	10,342

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Royalty Pharma plc

Condensed Consolidated Statements of Cash Flows (unaudited)

Table 3

	Three Months Ended March 31,
($ in millions)	2025	2024
Cash flows from operating activities:
Cash collections from financial royalty assets	830	745
Cash collections from intangible royalty assets	0	14
Other royalty cash collections	32	26
Distributions from equity method investees	13	13
Interest received	12	6
Development-stage funding payments	(51)	(1)
Payments for operating and professional costs	(102)	(61)
Interest paid	(139)	(79)

Net cash provided by operating activities	596	665

Cash flows from investing activities:
Distributions from equity method investees	36	5
Investments in equity method investees	—	(7)
Purchases of equity securities	(4)	—
Proceeds from available for sale debt securities	13	1
Proceeds from sales of available for sale debt securities	511	—
Acquisitions of financial royalty assets	(1)	(86)
Milestone payments	(50)	—

Net cash provided by/(used in) investing activities	504	(87)

Cash flows from financing activities:
Distributions to legacy non-controlling interests - Portfolio Receipts	(85)	(88)
Distributions to continuing non-controlling interests	(54)	(32)
Dividends to shareholders	(95)	(94)
Repurchases of Class A ordinary shares	(709)	—
Contributions from legacy non-controlling interests - R&D	0	0
Contributions from non-controlling interests - other	1	1

Net cash used in financing activities	(941)	(212)

Net change in cash and cash equivalents	159	366
Cash and cash equivalents, beginning of period	929	477

Cash and cash equivalents, end of period	1,088	843

Amounts may not add due to rounding.

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Royalty Pharma plc

GAAP to Non-GAAP Reconciliation (unaudited)

Table 4

	Three Months Ended March 31,
($ in millions)	2025	2024
Net cash provided by operating activities (GAAP)	596	665
Adjustments:
Proceeds from available for sale debt securities(6)	13	1
Distributions from equity method investees(6)	36	5
Interest paid, net(6)	127	73
Development-stage funding payments	51	1
Distributions to legacy non-controlling interests - Portfolio Receipts(6)	(85)	(88)

Adjusted EBITDA (non-GAAP)	738	656
Interest paid, net(6)	(127)	(73)

Portfolio Cash Flow (non-GAAP)	611	584

Amounts may not add due to rounding.

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Royalty Pharma plc

Description of Approved Indications for Select Portfolio Therapies

Table 5

Cystic fibrosis franchise	Cystic fibrosis
Trelegy	Chronic obstructive pulmonary disease and asthma
Tysabri	Relapsing forms of multiple sclerosis
Evrysdi	Spinal muscular atrophy
Xtandi	Prostate cancer
Imbruvica	Hematological malignancies and chronic graft versus host disease
Promacta	Chronic immune thrombocytopenia purpura and aplastic anemia
Tremfya	Plaque psoriasis, psoriatic arthritis, ulcerative colitis and Crohn’s disease
Cabometyx/Cometriq	Kidney, liver and thyroid cancer
Spinraza	Spinal muscular atrophy
Trodelvy	Breast and bladder cancer
Erleada	Prostate cancer

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Notes

(1)

Portfolio Receipts is a key performance metric that represents our ability to generate cash from Royalty Pharma’s portfolio investments, the primary source of capital that Royalty Pharma can deploy to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma (“Royalty Receipts”). Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma. Portfolio Receipts does not include royalty receipts and milestones and other contractual receipts that were received on an accelerated basis under the terms of the agreement governing the receipt or payment. Portfolio Receipts also does not include proceeds from equity securities or marketable securities, both of which are not central to Royalty Pharma’s fundamental business strategy.

Portfolio Receipts is calculated as the sum of the following line items from Royalty Pharma’s GAAP condensed consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests - Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to the Legacy Investors Partnerships.

(2)

Adjusted EBITDA is defined under the credit agreement as Portfolio Receipts minus payments for operating and professional costs. Operating and professional costs reflect Payments for operating and professional costs from the GAAP statements of cash flows. See GAAP to Non-GAAP reconciliation in Table 4.

(3)

Portfolio Cash Flow is defined under the credit agreement as Adjusted EBITDA minus interest paid or received, net. See GAAP to Non-GAAP reconciliation in Table 4. Portfolio Cash Flow reflects the cash generated by Royalty Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases or utilized for other discretionary investments.

(4)

Capital Deployment is calculated as the summation of the following line items from Royalty Pharma’s GAAP condensed consolidated statements of cash flows: Investments in equity method investees, Purchases of available for sale debt securities, Acquisitions of financial royalty assets, Acquisitions of other financial assets, Milestone payments, Development-stage funding payments less Contributions from legacy non-controlling interests - R&D.

(5)

Other products primarily include Royalty Receipts on the following products: Cimzia, Crysvita, Emgality, Entyvio, Farxiga/Onglyza, IDHIFA, Nesina, Nurtec ODT, Orladeyo, Rytelo, Soliqua, Voranigo and distributions from the Legacy SLP Interest, which is presented as Distributions from equity method investees on the GAAP condensed consolidated statements of cash flows.

(6)	The table below shows the line item for each adjustment and the direct location for such line item on the GAAP condensed consolidated statements of cash flows.

Reconciling Adjustment	Statements of Cash Flows Classification
Interest paid, net	Operating activities (Interest paid less Interest received)
Distributions from equity method investees	Investing activities
Proceeds from available for sale debt securities	Investing activities
Distributions to legacy non-controlling interests - Portfolio Receipts	Financing activities

(7)	The total transaction value of approximately $1.1 billion is based on the closing price of Royalty Pharma plc common stock of $26.20 on January 8, 2025.

(8)	Consists of $200 million in cash less the amount of the management fees paid to the Manager from January 1, 2025 through the closing of the transaction.

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